ONE LIBERTY PROPERTIES, INC.
                              60 CUTTER MILL ROAD
                                    SUITE 303
                          GREAT NECK, NEW YORK  11021
                             --------------------
                   Notice of Annual Meeting of Stockholders
                          To Be Held on June 6, 1997
                             --------------------


To The Stockholders of One Liberty Properties, Inc.:

     The Annual Meeting of Stockholders of One Liberty Properties, Inc., a Maryland corporation (the "Company" or "One Liberty"), will be held at the Company's offices at 60 Cutter Mill Road, Suite 303, Great Neck, New York, on Friday, June 6, 1997 at 9:00 a.m., local time, for the following purposes:

     1. To elect two Class 1 Directors to the Board of Directors of the Company to hold office for a term expiring in 2000.

     2. To consider and vote upon a proposal to adopt the Company's 1996 Stock Option Plan and to reserve 125,000 shares of Common Stock for issuance thereunder.

     3. To appoint Ernst & Young LLP as the Company's independent certified public accountants for the year ending December 31, 1997.

     4. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

     Only holders of record at the close of business on April 17, 1997 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

     To assure that your vote will be counted, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Your proxy may be revoked in the manner described in the accompanying Proxy Statement at any time before it has been voted at the meeting.

                                By Order of the Board of Directors



                                Mark H. Lundy, Secretary


Dated:  April 29, 1997

                  YOUR VOTE IS IMPORTANT.  PLEASE EXECUTE AND RETURN THE
                       ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU
                           INTEND TO BE PRESENT AT THE MEETING

                             ONE LIBERTY PROPERTIES, INC.
                                 60 CUTTER MILL ROAD
                                      SUITE 303
                             GREAT NECK, NEW YORK  11021
                               ----------------------
                                   PROXY STATEMENT

                               ----------------------

                                  VOTING AND PROXIES


General

     The Proxy Statement is being furnished to the stockholders of One Liberty Properties, Inc., a Maryland corporation (the "Company" or "One Liberty"), in connection with the solicitation of proxies by the Board of Directors of One Liberty for use at the Annual Meeting of Stockholders (the "Meeting") to be held at its offices, 60 Cutter Mill Road, Great Neck, New York, on Friday, June 6, 1997 at 9:00 a.m., local time. This Proxy Statement and the related proxy are first being mailed to stockholders of One Liberty on or about April 29, 1997. The mailing address of One Liberty's principal executive office is 60 Cutter Mill Road, Great Neck, New York 11021, telephone number (516) 466-3100.

Record Date; Voting Rights

     The Board of Directors has fixed the close of business on April 17, 1997 ("Record Date") as the date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only stockholders of One Liberty at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof.

     As of the close of business on the Record Date, there were outstanding 1,505,729 shares of Common Stock, par value $1.00 per share ("Common Stock") and 808,776 shares of $16.50 Cumulative Convertible Preferred Stock, par value $1.00 per share ("Preferred Stock"). Each share of Common Stock is entitled to one vote per share on all matters to be presented at the Meeting and each share of Preferred Stock is entitled to one-half vote per share on all matters to be presented at the Meeting. The Common Stock and the Preferred Stock will vote together as a single class on all matters. The presence, in person or by proxy, of the holders of a majority of the outstanding votes entitled to be cast at the Meeting will constitute a quorum at the Meeting. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum.

     At the Record Date, Gould Investors L.P., a limited partnership organized under the laws of Delaware ("Gould"), owned 569,139 shares of Common Stock, constituting approximately 37.8% of the Company's outstanding shares of Common Stock and approximately 29.8% of the total voting power of the Company. Gould has sole voting and dispositive power as to all such shares. Gould's principal executive offices are located at 60 Cutter Mill Road, Great Neck, New York 11021. On the Record Date, Fredric H. Gould, Chairman of the Board of the Company, owned directly 106,395 shares of Common Stock and 7,500 shares of Preferred Stock and had sole voting and dispositive power as to all such shares. In addition, he had shared voting and dispositive power as to 87,135 shares of Common Stock (excluding the shares owned by Gould). Accordingly, on the Record Date, Mr. Gould had sole or shared voting power with respect to 193,530 shares of Common Stock and 7,500 shares of Preferred Stock, or 10.3% of the total voting power of the Company (excluding the shares owned by Gould). Mr. Gould's address is 60 Cutter Mill Road, Great Neck, New York 11021. On the Record Date, Marshall Rose, Vice Chairman of the Board of the Company, owned directly 19,204 shares of Common Stock and had shared voting and dispositive power as to 81,733 shares of Common Stock (excluding the shares owned by Gould). Accordingly, on the Record Date, Mr. Rose had sole or shared voting power with respect to 100,937 shares of Common Stock, or 5.3% of the total voting power of the Company (excluding the shares owned by Gould). Mr. Rose's address is 667 Madison Avenue, New York, New York 10021. To the best of the Company's knowledge, as of the Record Date, no other person had more than 5% of the voting power of the Company.other person had more than 5% of the voting power of the Company.

Vote Required

     The affirmative vote of a majority of the voting power of the Company present at the meeting, whether attending in person or by properly executed proxy, and constituting a quorum, is required to elect two Class 1 Directors to the Company's Board of Directors and to appoint Ernst & Young LLP, as the Company's independent certified public accountants for the year ending December 31, 1997. The affirmative vote of a majority of the voting power of the Company, whether attending in person or by properly executed proxy is required to adopt the Company's 1996 Stock Option Plan. Abstentions and broker non-votes as to a particular proposal will have the same effect as votes against such proposal. Gould, Fredric H. Gould and Marshall Rose have advised that they will vote all shares owned by them in favor of the election of the nominees to the Board of Directors, in favor of adopting the 1996 Stock Option Plan (the "1996 Plan") and reserving 125,000 shares of Common Stock for issuance thereunder, and in favor of the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the year ending December 31, 1997.

Proxies; Revocation

     All shares of Common Stock and Preferred Stock that are represented at the Meeting by properly executed proxies received before or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the nominees to the Company's Board of Directors named herein and FOR the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the year ending December 31, 1997. If shares are held in street or nominee name and a stockholder does not give specific instructions to his broker as to the proposal relating to the 1996 Stock Option Plan those shares will not be voted on that specific issue and will be treated as a broker non-vote.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy;
(ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the voting of such proxy at the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the attention of the Secretary; One Liberty Properties, Inc., 60 Cutter Mill Road, Great Neck, New York 11021 or may be delivered at the Meeting.

     The Board of Directors of the Company does not know of any matters which are to come before the Meeting other than as set forth herein. However, if any other matters are properly presented at the Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

                              ELECTION OF DIRECTORS

     The Company's Articles of Incorporation, as amended to date, provides for three classes of directors, each class to serve for a term of three years, and each to consist of approximately one-third of the total number of directors. The number of directors on the Company's Board of Directors is currently fixed at five. At the 1997 Annual Meeting, two directors will be elected to hold office for a term of three years or until his successor is elected and shall qualify.

     The Company's Board of Directors has nominated Fredric H. Gould and Arthur Hurand as Class 1 Directors to hold office until the Annual Meeting of Stockholders to be held in the year 2000. The Company's Board of Directors knows no reason why the nominees for election as directors will not be available for election or, if elected, will be unable to serve as a director. If either nominee should be unavailable for election, the Board of Directors may substitute another nominee and the discretionary authority provided in the proxy will be exercised to vote for such other person in the place of nominee.

     The following table sets forth certain information, as of April 17, 1997, as to the nominees for director and directors currently holding office.

                                                                Shares of                    Percent of
                   Principal Occupation For The Past     Common/Preferred Stock      Percent  Voting
Name and Age       Five Years and other Directorships      Beneficially Owned       Of Class   Power (1)
------------       ----------------------------------    ----------------------      ------------------
Class 1 - Nominees for election as Directors for a term expiring in 2000
Fredric H. Gould     Chairman of the Board of the          771,669 Shares of          50.28%    40%
  61 Years           Company since June 1989;              Common Stock
                     General Partner of Gould              (2)(3)(4)
                     and an executive officer              7,500 Shares of
                     and director of Georgetown            Preferred Stock *
                     Partners, Inc., the managing          (3)(4)
                     general partner of Gould;
                     Chairman of the Board and
                     Chief Executive Officer of
                     BRT Realty Trust and
                     President and director of
                     REIT Management Corp.,
                     advisor to BRT Realty Trust;
                     Director of BFS Bankorp, Inc.;
                     Director of Sunstone Hotel
                     Investors, Inc.

Arthur Hurand        Director of the Company since         21,832 Shares of             * *      * *
  80 Years           June 1989; Private Investor;          Common Stock (5)
                     Trustee of BRT Realty Trust.







                                                                            Shares of                     Percent of
                           Principal Occupation For The Past          Common/Preferred Stock      Percent  Voting
Name and Age               Five Years and other Directorships          Beneficially Owned        Of Class   Power (1)
------------               ----------------------------------         ----------------------      -----------------

Class 2 - Directors serving until 1999 Annual Meeting

Marshall Rose              Vice Chairman of the                        670,076 Shares of         43.7%   34.6%
  60 Years                 Company since June 1989;                    Common Stock
                           General Partner of Gould                    (2)(6)
                           and Chairman of the Board
                           of Georgetown Partners, Inc.;
                           Trustee of BRT Realty Trust
                           and Chairman of the Board of
                           the advisor to BRT Realty Trust;
                           President of Georgetown Equities,
                           Inc.,; Director of Estee Lauder, Inc.;
                           Director of Golden Book Family
                           Entertainment , Inc.

Charles L.                 Director of the Company since               5,000 Shares of           * *      * *
Biederman                  June 1989; Real estate                      Common Stock
  63 Years                 developer; President of
                           Woodstone Homes, Inc.;
                           Executive Vice President
                           of Sunstone Hotel Investors,
                           Inc., hotel owner.


Class 3 - Director serving until 1998 Annual Meeting

Joseph A. Amato            Director of the Company since               219 Shares of             * *      * *
  60 Years                 June 1989; Real estate                      Common Stock
                           developer; President of Kent
                           Management Corp.; Managing
                           Partner of Harriman Business
                           Park.

All Officers and Directors as a group (13 persons)                     980,472 Shares of         63.9%     51%
                                                                       Common Stock(7)
                                                                       18,200 Shares of
                                                                       Preferred Stock (7)       2.25%

*Less than 1%

     (1) Each share of Common Stock is entitled to one vote per share and each share of Preferred Stock is entitled to one-half vote per share.

     (2) Fredric H. Gould and Marshall Rose are general partners of Gould and executive officers of Georgetown Partners, Inc. the managing general partner of Gould. Gould owns of record and beneficially 569,139 shares of Common Stock.


     (3) With respect to the Common Stock, includes 569,139 shares of Common Stock owned by Gould, 9,480 shares of Common Stock owned by entities in which Mr. Gould is an officer and shareholder, 15,617 shares of Common Stock owned by a partnership in which Mr. Gould is a partner, 62,038 shares of Common Stock held by trusts in which Mr. Gould is a trustee, and 9,000 shares of Common Stock underlying incentive stock options.

     (4) Does not include 26,408 shares of Common Stock and 2,800 shares of Preferred Stock owned by Mr. Gould's wife, as to which shares Mr. Gould disclaims any beneficial interest.

     (5)      Includes shares held as custodian.

     (6) Includes 569,139 shares of Common Stock owned by Gould, 10,603 shares of Common Stock owned by entities in which Mr. Rose is an officer and shareholder, 37,215 shares of Common Stock owned by partnerships in which Mr. Rose is a partner and 33,915 shares of Common Stock held as custodian and by trusts in which Mr. Rose is a trustee.

     (7) Includes 23,250 shares underlying stock options granted to the officers and directors of the Company. The total is qualified by notes (1) through (6) above.

     Matthew J. Gould, the President of the Company, and Jeffrey A. Gould, a Vice President of the Company, are brothers and the sons of Fredric H. Gould, the Company's Chairman of the Board.

     The Board of Directors recommends a vote "For" the election of the nominees as directors.

Directors' Meetings; Committees of the Board

     The Company's Board of Directors schedules quarterly meetings. In addition, special meetings may be called from time to time and, when appropriate, directors take action by unanimous consent. In 1996 the Board of Directors held three meetings and transacted business on three occasions by unanimous consent. Each director of the Company attended all of the meetings of the Board of Directors of the Company during 1996 except for Mr. Amato who was not in attendance at one of the meetings and Mr. Rose who was not in attendance at two of the meetings. Each independent non- employee director was paid an annual retainer of $10,000 for services as a director in 1996.

     Messrs. Arthur Hurand, Charles Biederman and Joseph Amato constitute the Company's Audit and Compensation Committee. The Audit and Compensation Committee reviews the Company's annual financial statements, the adequacy of accounting and financial controls, the Company's real estate investment trust status and the selection and services of the Company's independent certified public accountants. It also is responsible for setting and administering the policies which govern compensa tion for executive officers and for administering all aspects of the Company's Stock Option Plan. The committee held one meeting in 1996. The Company does not have a nominating committee or any committee performing similar functions.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires executive officers and directors, and persons who beneficially own more than 10% of the Company's shares, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission
("SEC") and the American Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company prepares and files the requisite forms on behalf of its executive officers and directors. Based on a review of information supplied to the Company by its executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with in 1996. It is noted that Messrs. Matthew J. Gould and Jeffrey A. Gould each filed Form 5's to report shares of the Company they received in July 1996 in a distribution by Gould of shares of the Company's Common Stock to its partners. The shares reported on the Form 5 were in addition to shares received in such distribution which were reported on a Form 4 filed in a timely fashion in August 1996.

                               EXECUTIVE COMPENSATION

Report of the Board of Directors on Executive Compensation

     The Audit and Compensation Committee ("Committee") is composed of three independent non-employee directors. The Committee is responsible for advising management and the Board of Directors on matters pertaining to compensation arrangements for executive employees, and also is responsible for administration of the Company's stock option plans.

     In 1996 the only officer who was compensated directly by the Company was Matthew J. Gould, President and Chief Executive Officer ("CEO"). Other officers of the Company were on the payroll of Gould Investors L.P. (or other affiliated entities) and pursuant to a shared services arrangement between the Company, Gould and such other affiliated entities, payroll expenses were allocated to the Company based on the time devoted by the executive to the affairs of the Company in comparison to the time devoted by the executive to the affairs of the other entities which participate in the sharing arrangement. The allocation for payroll expenses of all executive officers of the Company was $148,967 in the aggregate in 1996, excluding the CEO, and did not exceed $100,000 as to any executive officer.

Compensation of Chief Executive Officer

     In determining the CEO's compensation the Committee made reference to the executive compensation survey prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). The data presented in the NAREIT survey includes salaries, cash incentives and stock option awards and provides median compensation data (i) for various categories of real estate investment trusts and (ii) based on market capitalization of various real estate investment trusts. The Board of Directors also considered the services rendered and to be rendered by the CEO. In the final analysis the determination of the CEO's compensation is subjective.

     For 1996 the Committee determined to compensate the CEO at a base annual salary of $132,500. For 1997 the Compensation Committee has approved base annual compensation for the CEO of $140,000. The base annual compensation for both 1996 and 1997 is below the median base salary for all REITS as reported in the NAREIT survey. The Compensation Committee awarded the CEO a bonus of $25,000 applicable to 1995, which bonus took into account the CEO's performance and responsibilities in 1995 and the Company's performance in 1995. The 1995 bonus was authorized by the Compensation Committee at a meeting held on March 22, 1996, after issuance of the Company's financial statements for 1995. The Compensation Committee, at the request of the CEO, did not authorize a bonus for the CEO for 1996, although its deliberations reflect that the Committee was of the opinion that the high quality of the CEO's services would indicate the appropriateness of a bonus and were it not for the CEO's specific request a bonus would have been authorized.

Compensation Overview

     The Compensation Committee has determined that the annual compensation of executive officers (presently only the Chief Executive Officer is being compensated directly by the Company) will be composed of two elements: (i) an annual base salary and annual bonus; and (ii) a long term component made up of stock options.and annual bonus; and (ii) a long term component made up of stock options.

Annual Component: Base Salary and Bonus

     Base salaries will be determined based upon standards and comparables in the real estate investment trust community. To the extent available the Compensation Committee will review the most recent executive compensation survey prepared by NAREIT which will be used for guidance purposes. The determination by the Compensation Committee of base compensation will be subjective in nature and will not be based on any structured formula. In determining compensation, in addition to looking carefully at compensation arrangements in the industry, the Committee will take into account the diligence and expertise which the executive officer demonstrates in managing the business of the Company. Among other things the Compensation Committee will examine the improvement in gross revenues, operating income, funds from operations, cash distributions paid to common stockholders and the market price of the Company's Common Stock. None of these factors individually will be determina tive, but the Committee will examine all of these measures to arrive at the base annual compensation of the executive officers.

     With respect to annual bonuses, the determination by the Compensation Committee will be subjective in nature and will not be based upon any structured plan or formula. The Committee will analyze the Company's progress and success in each year taking into consideration, among other things, revenues, net income, funds from operations, cash distributions to common stockholders and market price and will determine the appropriateness and amount of a bonus, if any.

Long Term Compensation: Stock Options

     Stock options will be granted periodically to provide incentive for the creation of shareholder value over the long term, since the full benefit of compensation provided for under stock options cannot be realized unless there is an appreciation in the price of the Company's shares of Common Stock over a number of years. Under the presently existing stock option plan and the 1996 stock option plan (which stockholders are being requested to approve at the Annual Meeting), options are granted at an exercise price equal to the fair market value of the Common Stock of the Company on the date of grant and are exercisable over a number of years (generally five), in increments ranging between 20% to 25% per year on a cumulative basis. Stock options are the only form of long term incentive currently used by the Company.

No additional options were granted in 1996. Since the Compensation Committee believes that the grant of options is a valuable tool in providing incentive to executive officers (as well as to employees) for the creation of shareholder value, options were granted to executive officers in March 1997.

                                    Respectfully submitted,

                                    Board of Directors

                                    Joseph A. Amato
                                    Charles Biederman
                                    Arthur Hurand

                            SUMMARY COMPENSATION TABLE

     The following summary compensation table includes information with respect to compensation paid and accrued by the Company for service rendered in all capacities to the Company during the fiscal years ended December 31, 1996 and 1995 for the Chief Executive Officer of the Company. The Company did not pay compensation to executive officers prior to 1995 and no executive officer of the Company other than the Chief Executive Officer, received, directly or indirectly, annual compensation in 1996 in excess of $100,000.

                                                                        Long Term Compensation
                                                                         Awards         Payouts
Name and Principal        Annual Compensation         Other Annual     Restricted       Options/ LTIP        All Other
  Position            Year   Salary      Bonus       Compensation(1)   Stock Award      SARs(#)  Payout   Compensation(3)
-----------------     ------------------------       ---------------   -----------      -------- ------   --------------
Matthew J. Gould      1996    $132,500     $   0           ---           ---             ---      ---       $10,578
 President and        1995     125,000      25,000 (2)                                                        8,789
 Chief Executive
 Officer

---------------

     (1) The only type of Other Annual Compensation for the Chief Executive Officer was reimbursement to REIT Management Corp., an affiliated entity, for an allocated portion of pension expense paid for the Chief Executive Officer. (See footnote 3 below).

     (2) This bonus was awarded by the Compensation Committee subsequent to completion of the 1995 financial statements and although attributable to 1995 the $25,000 was not paid or accrued until 1996.

     (3) Represents the amount reimbursed by the Company to an affiliated entity for an allocated portion of the pension expense paid for the Chief Executive Officer.


Stock Option Plan

     The Company's directors adopted a stock option plan on October 16, 1989 and stockholders approved the plan on June 4, 1990. Options are granted at per share exercise prices at least equal to the fair market value on the date of grant. The Plan does not provide for stock appreciation rights. No options were granted in 1996.

     The following table sets forth information with respect to the exercise of stock options by the Company's Chairman of the Board, Vice Chairman of the Board and President and Chief Executive Officer in 1996 and the number and value of unexercised options held by each of them at December 31, 1996.

        Stock Options Exercised and Fiscal Year End Option Values In 1996

                                                      Number of Securities              Value of Unexercised
                                                     Underlying Unexercised          In-The-Money Options at
               Shares  Acquired        Value        Options at Fiscal Year End           Fiscal Year End (2)
Name              on Exercise       Realized (1) Exercisable       Unexercisable    Exercisable    Unexercisable
----           ----------------     ------------ -----------       -------------    -----------    -------------

Fredric H. Gould         _          $     _         9,000              -            $34,875           $  -
Marshall Rose        1,500             7,313            _              -                  _              -
Matthew J. Gould     3,250            15,844            _              -                  _              -
--------------

     (1) Value realized is the aggregate market value, on the date of exercise, of the shares acquired less the aggregate exercise price paid for such shares.

     (2) Value of unexercised options is the aggregate market value of the underlying shares (based on the closing price on December 31, 1996, which was $13 per share) less the aggregate exercise price for such shares.

                  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The following graph compares the performance of the Company's Common Stock with the Standard & Poor's 500 Stock Index and two peer group indices consisting of publicly traded hybrid REIT's and publicly traded equity REIT's prepared by the National Association of Real Estate Investment Trusts. The graph assumes $100 was invested on December 31, 1991 in the Company's Common Stock, the S&P 500 Index and the peer group indices and assumes the reinvestment of dividends.


                            "INSERT - PERFORMANCE GRAPH"









                                          Cumulative Total Return
                              -------------------------------------------------
                              12/91    12/92    12/93    12/94   12/95    12/96
One Liberty Properties, Inc.   100      123      167      173     234      259
S & P 500                      100      108      118      120     165      203
Nareit Hybrid REIT             100      117      141      147     181      234
Nareit Equity REIT             100      115      137      141     163      221


                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     The Company and related entities, including Gould, occupy common office space and use certain personnel in common. In 1996, $256,513 of common general and administrative expenses, including rent, telecommunication services, bookkeeping, secretarial and other clerical services and legal and accounting services, were allocated to the Company. This amount includes $22,671, $77,048 and $11,284, allocated to the Company for legal services and accounting services (a portion of which was capitalized) performed by Simeon Brinberg and Mark H. Lundy and David W. Kalish, respectively. Messrs. Brinberg, Lundy and Kalish, who receive remuneration or payment of fees directly from Gould and related entities, are also executive officers of the Company. Further, Fredric H. Gould and Marshall Rose, Chairman and Vice Chairman, respectively, of the Company, are general partners of Gould and executive officers of the corporate managing general partner of Gould, and Matthew J. Gould, President of the Company, Jeffrey A. Gould, Nathan Kupin, David W. Kalish, Simeon Brinberg and Mark H. Lundy, officers of the Company are executive officers of the corporate managing general partner of Gould. The allocation of common general and administrative expenses is computed on a quarterly basis and is based on the time devoted by executive, administrative and clerical personnel to the affairs of each participating entity.

     In January 1992, the Company made a first mortgage loan to Gould in the amount of $1,200,000. The note, which matured in January, 1995 was extended to January 31, 1997 at an interest rate of 11% and required minimum amortization of $5,000 per month. This mortgage receivable was secured by the commercial space and four cooperative apartments located on East 86th Street, in Manhattan, N.Y. The largest aggregate amount outstanding on this indebtedness during 1996 was $860,000. The loan was repaid in full in March, 1996. The interest income on this mortgage loan amounted to $22,343 for the year ended 1996. On the date this transaction was entered into by the Company with Gould and when it was extended it was management's judgment that the loan was well secured and provided a yield at least as favorable as could have been obtained from an unrelated third party. The President of the Company, who is also an officer of the managing general partner of Gould, presented this opportunity to the Board, which unanimously approved the transaction.

     On February 26, 1993 the Company purchased from an unrelated entity 28.9% of a 16.67% portion of an indebtedness due to various institutions by BRT Realty Trust ("BRT"). Fredric H. Gould, Chairman of the Board of the Company, is Chairman of the Board of BRT, Marshall Rose, Vice Chairman of the Board of the Company is a trustee of BRT and Matthew J. Gould, President of the Company, is a Vice President of BRT. In addition, Arthur Hurand is a director of the Company and a trustee of BRT, Nathan Kupin, a Vice President of the Company, is a trustee of BRT and Jeffrey A. Gould, David W. Kalish, Simeon Brinberg and Mark
H. Lundy executive officers of the Company are executive officers of BRT. The Company paid $3,215,142 for a $4,626,720 share of the principal amount of such indebtedness. The Company paid the same price (i.e., received the same discount) for its portion of the indebtedness as the unrelated entity paid. The debt was bought by the unrelated entity from the Federal Deposit Insurance Corporation ("FDIC") in a competitive public auction. The principal earned interest at prime plus one percent and required minimum principal payments through its maturity date of June 30, 1997. The largest aggregate amount outstanding was $760,638 during 1996. The loan was repaid in full in August 1996. Interest income, including amortization of the discount of $232,063 amounted to $261,607 for the year ended 1996. This opportunity was brought to the attention of the Company by the officers of BRT because of the beneficial yield to maturity on this investment. The purchase of this indebtedness was approved by the independent directors of the Company.

     On July 30, 1993, as a result of a public auction, the FDIC sold to an entity related to the Company, for a consideration of $19,000,300, a $23,000,000 first mortgage, providing for an interest rate of 8% per annum, secured by an office building located in Manhattan, New York. The office building which secures this mortgage is owned by a partnership in which Gould is the general partner and in which Gould owns substantially all of the partnership interests. Simultaneously with the purchase, $13,181,000 was advanced by an unrelated party, $6,080,000 (which includes closing costs) was advanced by the Company, and the mortgage was severed into a first mortgage of $13,181,000 paying interest at 9 1/2% per annum held by the unrelated party and a subordinate wrap mortgage of $9,819,000 held by the Company. Both the first mortgage and the wrap mortgage mature in 2005 at which time the first mortgage will be fully amortized and the wrap mortgage will have a principal balance of approximately $4,000,000. The Company receives monthly principal and interest payments of $79,318 and at December 31, 1996 its principal balance has been reduced to approximately $8,387,000. The largest aggregate amount outstanding on this indebtedness during 1996 was $8,816,652. Interest income, including amortization of the discount of

$327,600, amounted to $848,200 for the year ended 1996. The opportunity to bid for this mortgage was brought to the Company's attention by Fredric H. Gould, an executive officer of the Company and a general partner and executive officer of the managing general partner of Gould. The Company determined the amount of its bid after exploring its ability to obtain financing and then examining the yield to maturity (approximately 14.5% per annum) and the risk. This transaction was approved by the independent directors of the Company. The building which secures the first mortgage and the wrap mortgage is leased to the City of New York. The lease expires in 2005 with an option to renew for an additional five years and provides the City with a limited right of termination. The first mortgage and the wrap mortgage are nonrecourse to the owner of the building.


                        ADOPTION OF 1996 STOCK OPTION PLAN


     The Board of Directors has adopted the 1996 Stock Option Plan ("1996 Plan"). The 1996 Plan, as proposed to be adopted, is set forth as Exhibit A to this Proxy Statement. The following description of the 1996 Plan is qualified in its entirety by reference to the 1996 Plan set forth in Exhibit A. The Board is seeking stockholder approval of the 1996 Plan in order that the options granted thereunder may qualify as Incentive Stock Options under the Internal Revenue Code of 1986 (the "Code"). If stockholder approval is not obtained the options granted will be treated as non-statutory options.

     The Board of Directors recommends the reservation of 125,000 shares of Common Stock of the Company as the maximum number of shares which may be optioned and sold under the 1996 Plan. The closing price of the Company's Common Stock on the American Stock Exchange on April 18, 1997 was $13.375.

The Board of Directors believes that stock option plans benefit the Company by attracting, retaining and motivating key employees, officers, directors and consultants to the Company. The Board of Directors also believes that the best interests of the Company and its stockholders require that the Company continue to be in a position to offer options to key personnel. There are presently options to purchase 54,500 shares available for grant under the 1989 Plan.

     The Board of Directors recommends a vote FOR the adoption of the 1996 Plan and the reservation of 125,000 shares of Common Stock for issuance thereunder.

Summary of the 1996 Plan

     Administration. The Audit and Compensation Committee of the Board of Directors is responsible for administering the 1996 Plan. The Committee will have full authority, subject to the terms of the 1996 Plan, to make all determinations under the 1996 Plan, but the selection of optionees, the timing of option grants, the exercise price and the number of shares subject to option shall be determined either by the Board of Directors or by a Committee consisting solely of two or more "non-employee directors". The members of the Committee may receive options under the 1996 Plan, but options may be granted to such persons only by action of the full Board of Directors.be granted to such persons only by action of the full Board of Directors.

     Incentive and Nonstatutory Stock Options. The Board of Directors may grant Incentive Stock Options under the 1996 Plan and options which do not qualify as Incentive Stock Options ("nonstatutory stock options").

     Eligibility. Employees, officers and directors of, and consultants and advisors to the Company, will be eligible to receive incentive stock options and nonstatutory stock options under the 1996 Plan. However, consultants and advisors who are not employees of the Company will only be eligible to receive nonstatutory stock options.

     Stock Subject to 1996 Plan. The number of shares of Common Stock which may be subject to options granted under the 1996 Plan is 125,000. No options have been granted under the 1996 Plan. However, in March 1997 the Board of Directors granted options to purchase 40,500 shares under the 1989 Plan. Shares subject to options which are no longer exercisable will be available for issuance pursuant to other options.

     Exercise Price. The 1996 Plan provides that the exercise price under each incentive stock option shall be no less than 100% of the fair market value of the shares of Common Stock on the day the option is granted. The exercise price for each nonstatutory stock option granted under the 1996 Plan will be the price established by the Board of Directors or Committee, as appropriate, but not less than the per share par value. The exercise price of an option is to be paid in cash or by any other means which the Committee determines is consistent with the purposes of the Plan and applicable laws and regulations.

     Transferability. Incentive Stock Options are not assignable or transferable other than by will and the laws of descent and distribution. All non-statutory options granted under the 1996 Plan may be assigned or otherwise transferred (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, (iii) to the spouse, children, grandchildren or parents of the optionee ("Qualifying Relatives") or any trust created for the benefit of the optionee or any Qualifying Relative, or (iv) to any partnership or limited liability company in which an optionee or a Qualifying Relative is a partner or member.

     Exercise. Generally, except as otherwise specified by the Board of Directors or Committee, the duration of each option will be five years from the date of grant. Generally options will not be exercisable for six months following the date of grant. After six months, the optionee may exercise the option for up to 25% of the shares subject to the option; each year thereafter, the optionee may exercise the option for up to an additional 25% of the shares subject to the option on a cumulative basis. In no event will any option be exercisable later than ten years from the date of grant of the option.

     Effect of Termination of Services. If an optionee's employment or provision of services as a non-employee director is terminated because of the optionee's death, options held by the optionee may be exercised by the person designated in the optionees' will or the optionee's proper legal representative for a period of one year following the optionee's death. Generally speaking, if an optionee's employment or provision of services as a non-employee director, as the case may be, is terminated for a reason other than death, options held by the optionee may be exercised for a period of three months following the termination. If the termination is by the Company for cause, or a breach of any employment or confidentiality agreement, any options held by the optionee will terminate immediately. In each case options may be exercised only to the extent exercisable on the date of termination of employment or provision of services as a non- employee trustee, and in no event is an option exercisable after the termination date specified in the option grant.specified in the option grant.

     Stock Dividends and Stock Splits. The number, kind and price of the shares subject to each outstanding option will be proportionately and appropriately adjusted in the event of any stock dividend, stock split, recapitalization, reclassification or other similar change in the outstanding securities of the Company. If the Company shall be the surviving entity in a merger each outstanding option shall pertain to the securities to which a holder of the number of shares subject to the Option would have been entitled to in the merger. The number of shares of Common Stock reserved for issuance pursuant to options granted under the 1996 Plan will be adjusted by the Board of Directors for any such changes.

     Change of Control. In the event of a "trigger event", options granted under the 1996 Plan will be fully exercisable for sixty days following the date of the trigger event. A trigger event is (i) the date shares of Common Stock are first purchased pursuant to a tender or exchange offer, (ii) the date the Company acquires knowledge that any person or group has become the beneficial owner of shares of the Company entitling the person or group to vote 30% or more of the voting stock of the Company, (iii) the date during any period of two consecutive years when individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority unless the election of each new director was approved by a vote of at least two thirds of directors then in office who were directors at the beginning of such period,
(iv) the date of approval of a merger where the stockholders of the Company immedi ately prior to the merger do not beneficially own immediately after the merger 80% or more of the voting stock of the entity surviving the merger; or
(v) sale or disposition of all substantially all the assets of the Company.

     Term of the 1996 Plan; Amendment. The 1996 Plan will terminate on December 5, 2006, ten years from the date the 1996 Plan was adopted by the Board of Directors. Any options outstanding after the termination of the 1996 Plan will remain in effect in accordance with their terms. The Board of Directors may amend the 1996 Plan, except that the Board may not without consent of an optionee affect the optionee's rights under a previously granted option and stockholder approval must be sought if required under Section 422 of the Code.

Federal Income Tax Consequences

     Incentive Stock Options. An optionee will not realize taxable compensation income upon the grant of an incentive stock option under the 1996 Plan. In addition, an optionee will not realize taxable compensation income upon the exercise of an incentive stock option if the optionee holds the shares of Common Stock acquired until at least one year after exercise and, if later, until two years after the date of grant of the option. The amount by which the fair market value of the shares exceeds the option price at the time of exercise generally is an item of tax preference for purposes of the alternative minimum tax. If an optionee acquires shares of Common Stock through the exercise of an incentive stock option under the 1996 Plan and subsequently sells the shares of Common Stock after holding the shares for the period described above, the gain which is the difference between the sale price of the shares of Common Stock and the option exercise prices will be taxed as capital gain. The gain will not be treated as compensa tion income except when the holding period requirements discussed above are not satisfied.e except when the holding period requirements discussed above are not satisfied.

     An incentive stock option does not entitle the Company to an income tax deduction except to the extent that an optionee realizes compensation income therefrom.

     Non-Statutory Options. An optionee will not realize taxable compensation income upon the grant of a nonstatutory stock option. When an optionee exercises a nonstatutory stock option, the optionee will realize taxable compensation income at that time equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise. If, however, an optionee is subject to Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act")(i.e. the optionee is an officer, director or ten percent stockholder of the Company) and the option does not fall within the exemption provided by Section 16(b), the optionee will not realize taxable compensation income until six months after he or she exercises the nonstatutory stock option. In such event, the amount of the optionee's compensation income will equal the difference between the option price and the fair market value of the stock on the date immediately preceding the sixth month anniversary of the date of exercise. An optionee who is subject to Section 16(b) may, however, elect to be fully taxed at the time the optionee exercises his or her nonstatutory stock option in the same manner as an optionee who is not subject to Section 16(b).

     An optionee will generally have a basis in stock acquired through the exercise of a nonstatutory stock option under the 1996 Plan equal to the fair market value of the stock on the date of exercise. If the optionee subsequently sells the stock, the gain which is the difference between the sale price and the basis, will be taxed as capital gain.

     Any compensation income realized by an optionee upon exercise of a nonstatu tory stock option will be allowable to the Company as a deduction at the time it is realized by the optionee.

Option Grants Under 1989 Plan

     As stated above options to purchase 40,500 shares were granted by the Board of Directors on March 21, 1997 under the 1989 Plan and are exercisable at $13.50 per share, the closing price of the Company's Common Stock on March 21, 1997. These options are not exercisable until September 21, 1997 and are only exercisable to the extent of 25% of the options granted in any year commencing September 21 and ending September 20, on a cumulative basis.

     The following table sets forth the stock options that the individuals and groups referred to below were granted on March 21, 1997:

                         ONE LIBERTY PROPERTIES, INC.
                            1989 STOCK OPTION PLAN


NAME AND POSITION               DOLLAR VALUE ($)           NUMBER OF OPTIONS
-----------------               ----------------           -----------------
Fredric H. Gould,
Chairman of the Board                (a)                         4,500

Matthew  J. Gould,
President  and Chief
Executive Officer                    (a)                         6,000

David W. Kalish,
Vice President and
Chief Financial Officer              (a)                         6,000

Mark H. Lundy
Secretary                            (a)                         6,000

Jeffrey A. Gould, Vice President     (a)                         6,000

Executive Group                      (a)                        39,000(b)

Non-Executive Director Group          --                          None

Non-Executive Officer
Employee Group                       (a)                         1,500

     (a) The dollar value is dependent upon the future share price of the Common Stock of the Company and as stated above none of these options are exercisable until September 21, 1997. The closing price of the Common Stock of the Company on the American Stock Exchange on April 18, 1997 was $13.375.

     (b) Includes options to purchase 28,500 shares granted to the five listed officers and options to purchase 10,500 shares granted to three other officers.

     It is currently anticipated that additional option grants under the 1996 Stock Option Plan and the 1989 Stock Option Plan will be considered annually by the Compensation Committee and the Board of Directors. At the present time 3 non-executive directors, 10 executive officers, and 1 non-executive officer are eligible to participate in the Plans.

                  SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors of the Company selected the firm of Ernst & Young LLP, as independent certified public accountants to audit the books, records and accounts of the Company for the year ending December 31, 1997. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have the opportunity to make a statement it they desire to do so and will be available to respond to questions of the Company's stockholders.

     If the Company's stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent certified public accountants will be made by the Company's Board of Directors.

                                  PROXY SOLICITATION

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company, in person or by telephone, telegram or other means of communication. None of such directors, officers and employees will be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with, such solicitation.

     Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation material to beneficial owners of Common Stock and Preferred Stock held of record by such custodians, nominees and fiduciaries, and for release to the Company of information regarding beneficial ownership of shares held of record by such custodians, nominees, and fiduciaries so that the Company may forward proxy solicitation materials directly to such beneficial owners. In each such case, the Company, upon request, will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection with such arrangements.

                                   STOCKHOLDER PROPOSALS

     Stockholders desiring to submit a proposal to the stockholders of the Company for inclusion in the proxy materials for the Annual Meeting of Stockholders anticipated to be held in June 1998, must submit such proposal in writing no later than February 6, 1998, to the Company, at 60 Cutter Mill Road, Great Neck, New York 11021. The Company reserves the right to omit any proposal from its proxy materials which the Company is not required under applicable laws and rules to include therein.

                                   ANNUAL REPORT

     The Annual Report for the year ended December 31, 1996 is being furnished to stockholders concurrently with this Proxy Statement. Additional copies of the Annual Report are available to any stockholder of the Company upon written request directed to the Company, at 60 Cutter Mill Road, Great Neck, New York 11021, Attention: Secretary. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 will be supplied to stockholders without charge upon written request similarly directed.

                           ONE LIBERTY PROPERTIES, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   JUNE 6, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                   COMMON STOCK

     The undersigned hereby appoints FREDRIC H. GOULD, MATTHEW J. GOULD and MARK
H. LUNDY, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock, $1.00 par value per share, of One Liberty Properties, Inc. held of record by the undersigned on April 17, 1997 at the Annual Meeting of Stockholders to be held on June 6, 1997 or any adjournments thereof.

                           1. Election of Class I Directors
                              / / FOR ALL NOMINEES   /  / WITHHOLD ALL NOMINEES
                              Nominees: Fredric H. Gould, Arthur Hurand
                              / / INSTRUCTIONS: To withhold authority to vote for any individual nominee,place an "X" in the box on the left and strike a line through the nominee's name listed above.
FOR  AGAINST  ABSTAIN
/  /     /  /       /  /   2. Approval of the Company's 1996 Stock Option Plan
                              and reservation of 125,000 shares of Common Stock for issuance thereunder.
FOR  AGAINST  ABSTAIN
/  /   /  /     /  /       3. Appointment of Ernst & Young LLP as independent
                              auditors for the year ending December 31, 1997.

                           4. In their discretion, the proxies are authorized
                              to vote upon such other business as may properly come before the meeting.

     This Proxy when properly executed will be voted in the manner directed hereby by the undersigned stockholder.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

       Dated:                                                            , 1997
                                                                            L.S.
                                                                            L.S.
                           (NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                           APPEARS HEREON.  EXECUTORS,
                           ADMINISTRATORS, TRUSTEES, ETC. SHOULD
                           INDICATE WHEN SIGNING, GIVING FULL TITLE AS
                           SUCH.  IF SIGNER IS A CORPORATION, EXECUTE IN
                           FULL CORPORATE NAME BY AUTHORIZED OFFICER.
                           IF SHARES ARE HELD IN THE NAME OF TWO OR
                           MORE PERSONS, ALL SHOULD SIGN.)

                           ONE LIBERTY PROPERTIES, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 6, 1997
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                PREFERRED STOCK

     The undersigned hereby appoints FREDRIC H. GOULD, MATTHEW J. GOULD and MARK
H. LUNDY, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of $16.50 Cumulative Convertible Preferred Stock of One Liberty Properties, Inc. held of record by the undersigned on April 17, 1997 at the Annual Meeting of Stockholders to be held on June 6, 1997 or any adjournments thereof.

                        1. Election of Class I Directors
                           /  / FOR ALL NOMINEES     /  / WITHHOLD ALL NOMINEES
                           Nominees: Fredric H. Gould, Arthur Hurand
                           / / INSTRUCTIONS: To withhold authority to vote for any individual nominee, place an "X" in the box on the left and strike a line through the nominee's name listed above.
FOR    AGAINST  ABSTAIN
/  /     /  /    /  /   2. Approval of the Company's 1996 Stock Option Plan and
                           reservation of 125,000 shares of Common Stock for issuance thereunder.
FOR  AGAINST  ABSTAIN
/  /   /  /     /  /    3. Appointment of Ernst & Young LLP as independent
                           auditors for the year ending December 31, 1997.

                        4. In their discretion, the proxies are authorized to
                           vote upon such other business as may properly come before the meeting.

     This Proxy when properly executed will be voted in the manner directed hereby by the undersigned stockholder.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

       Dated:                                                            , 1997
                                                                           L.S.
                                                                           L.S.
                           (NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                           APPEARS HEREON.  EXECUTORS,
                           ADMINISTRATORS, TRUSTEES, ETC. SHOULD
                           INDICATE WHEN SIGNING, GIVING FULL TITLE AS
                           SUCH.  IF SIGNER IS A CORPORATION, EXECUTE IN
                           FULL CORPORATE NAME BY AUTHORIZED OFFICER.
                           IF SHARES ARE HELD IN THE NAME OF TWO OR
                           MORE PERSONS, ALL SHOULD SIGN.)

                                  Exhibit A

                          ONE LIBERTY PROPERTIES, INC.

                            1996 STOCK OPTION PLAN


1.   Purpose.

     The purpose of this plan (the "Plan") is to secure for One Liberty Properties, Inc. (the "Corporation") and its stockholders the benefits arising from ownership of shares of Common Stock, $1.00 par value ("Common Stock") by employees, officers and directors of, and consultants or advisors to, the Corporation who are expected to contribute to the Corporation's future growth and success. Except where the context otherwise requires, the term "Corporation" shall include all present and future subsidiaries of the Corporation as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section-422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.   Type of Options and Administration.

     (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Corporation and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section-422 of the Code.

     (b) Administration. The Plan will be administered by the Audit and Compensation Committee (the "Committee") appointed by the Board of Directors of the Corporation (or any successor committee), whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")). The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. Subject to adjustment as provided in Section 15 below, the aggregate number of shares of Common Stock that may be granted to any person in a calendar year shall not exceed 25,000 common shares.

     (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Corporation only at such time as the Corporation's shares of Common Stock are registered under the Exchange Act, subject to the last sentence of Section-3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.    Eligibility.

     (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiaries of the Corporation as defined in Sections 424(e) and 424(f) of the Code ("Participants") provided, that Incentive Stock Options may only be granted to individuals who are employees of the Corporation (within the meaning of Section 3401(c) of the Code). Subject to the limitation contained in Section 2(b) above. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Committee shall so determine.

     (b) Grant of Options to Reporting Persons. The selection of a director or an officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 6b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i)-by the Board of Directors, or (ii)-by a committee consisting solely of two or more directors having full authority to act in the matter, each of whom shall be a "Non-Employee Director"
 . For the purposes of the Plan, a director shall be deemed to be a "Non-Employee Director" only if such person qualifies as a "Non-Employee Director" as such term is defined in Rule-16b-3, as such term is interpreted from time to time. If at least two of the members of the Board of Directors do not qualify as a "Non-Employee Director" within the meaning of Rule-16b-3, as such term is interpreted from time to time, then the granting of options to officers and directors who are Reporting Persons under the Plan shall not be determined in accordance with this Section-3(b) but shall be determined in accordance with the other provisions of the Plan.

4.    Stock Subject to Plan.

     The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Corporation which may be issued and sold under the Plan is 125,000 shares. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5.   Forms of Option Agreements.

     As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors or the Committee. Such option agreements may differ among recipients.

6.    Purchase Price.

     (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors at the time of grant of such option; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b). "Fair Market Value" of a share of Common Stock as of a specified date for the purposes of the Plan shall mean the closing price of a share of Common Stock on the principal securities exchange (including the Nasdaq National Market) on which such shares are traded on the day as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of common shares shall be determined in good faith by the Board of Directors. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

     (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Corporation in an amount equal to the exercise price of such options, or by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) provisions of Rule-16b-3 and Regulation-T promulgated by the Federal Reserve Board).

7.   Option Period.

     Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the option is granted.

8.   Exercise of Options.

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. No option granted to a Reporting Person for purposes of the Exchange Act, however, shall be exercisable during the first six months after the date of grant. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Directors may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9.    Transferability of Options.

     Incentive Stock Options granted under the Plan shall not be assignable in whole or in part except by will or by the laws of descent and distribution. Options granted under this Plan which are non-statutory options shall be assignable or otherwise transferable by the optionee in whole or in part (i) by will or by the laws of descent and distribution,(ii) pursuant to a qualified domestic relations order as defined in the Code, (iii) pursuant to Title I of the Employee Retirement Income Security Act, or the rules thereunder, (iv) to the spouse, children, grandchildren or parents of the optionee ("Qualifying Relatives") or any trust created or existing for the benefit of the optionee and/or one or more Qualifying Relatives, and (v) to any partnership or limited liability company in which the optionee and/or one or more Qualifying Relatives is a partner or member. The Board of Directors or the Committee, in their discretion, may permit the transfer of options granted under the Plan to other persons or entities, provided that Incentive Stock Options are not assignable or otherwise transferable except by will or the laws of descent and distribution.laws of descent and distribution.

     In the event an optionee dies during his employment by the Corporation or any of its subsidiaries, or during the three-month period following the date of termination of such employment, the option shall thereafter be exercisable, during the period specified in the option agreement, by his executors or administrators or by any assignee or transferee to the extent to which such option was exercisable at the time of the optionee's death during the periods set forth in Section 10 or 11(d).

10.  Effect of Termination of Employment or Other Relationship.

     Except as provided in Section 11(d) with respect to Incentive Stock Options and except as otherwise determined by the Committee at the date of grant of an Option, and subject to the provisions of the Plan, an optionee (or any permitted assignee or transferee of an option granted hereunder), may exercise an option at any time within three months following the termination of the optionee's employment or other relationship with the Corporation or within one (1) year if such termination was due to the death or disability of the optionee but, except in the case of the optionee's death, in no event later than the expiration date of the Option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire for all purposes and with respect to any assignee or transferee immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee and any assignee or transferee of any option granted hereunder.

11.    Incentive Stock Options.

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

    (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

     (b) 10% Stockholder. If any person to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

     (i) The purchase price per share of Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and (ii) the option exercise period shall not exceed five years from the date of grant.

     (c) Dollar Limitation. For so long as the Code shall so provide, options granted under the Plan (and any other incentive stock option plans of the Corporation) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

     d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Corporation, except that:

     (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Corporation (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

     (ii) if the optionee dies while in the employ of the Corporation, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

     (iii)  if  the   optionee   becomes   disabled   (within   the  meaning  of
Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Corporation,the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

     For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.    Additional Provisions.

     (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation, repurchase rights, rights of first refusal, or such other provisions as shall be determined by the Board of Directors; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

13.   General Restrictions.


     (a) Investment Representations. The Corporation may require any person to whom an Option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Corporation to the effect that such person is acquiring the shares of Common Stock subject to the option or award, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Corporation deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     (b) Compliance With Securities Law. Each Option shall be subject to the requirement that if, at any time, counsel to the Corporation shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.    Rights as a Stockholder.

     The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. Adjustment Provisions for Recapitalizations, Reorganizations and Related Transactions.

     (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Corporation, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

     (b) Reorganization, Merger and Related Transactions. All outstanding Options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence of any Trigger Event, whether or not such Options are then exercisable under the provisions of the applicable agreements relating thereto. For purposes of the Plan, a "Trigger Event" is any one of the following events:

     (i) the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Corporation, any Subsidiary, any employee benefit plan of the Corporation or of any Subsidiary or any entity holding shares of Common Stock or other securities of the Corporation for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Corporation and regardless of the number of shares purchased pursuant to such offer;

     (ii) the date the Corporation acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Corporation, any Subsidiary, any employee benefit plan of the Corporation or of any Subsidiary or any entity holding shares of Common Stock or other securities of the Corporation for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Corporation entitling the person or group to 30% or more of all votes (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all stockholders of the Corporation would be entitled in the election of the Board of Directors were an election held on such date;

     (iii) the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Corporation, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; and

  (iv) the date of approval by the stockholders of the Corporation of an agreement (a "reorganization agreement") providing for:

     (A) The merger or consolidation of the Corporation with another corporation where the stockholders of the Corporation, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the entity issuing cash or securities in the merger or consolidation entitling such stockholders to 80% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors or where the members of the Board of Directors of the Corporation, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the entity issuing cash or securities in the merger or consolidation; or

     (B) The sale or other disposition of all or substantially all the assets of the Corporation.

     (c)  Board  Authority  to Make  Adjustments.  Any  adjustments  under  this
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.   Merger, Consolidation, Asset Sale, Liquidation, etc.

     (a) General. In the event of any sale, merger, transfer or acquisition of the Corporation or substantially all of the assets of the Corporation in which the Corporation is not the surviving entity, and provided that after the Corporation shall have requested the acquiring or succeeding entity (or an affiliate thereof), that equivalent options shall be substituted and such successor entity shall have refused or failed to assume all options outstanding under the Plan or issue substantially equivalent options, then any or all outstanding options under the Plan shall accelerate and become exercisable in full immediately prior to such event. The Committee will notify holders of options under the Plan that any such options shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the options will terminate upon expiration of such notice.

     (b) Substitute Options. The Corporation may grant options under the Plan in substitution for options held by employees of another entity who become employees of the Corporation, or a subsidiary of the Corporation, as the result of a merger or consolidation of the employing entity with the Corporation or a subsidiary of the Corporation, or as a result of the acquisition by the Corporation, or one of its subsidiaries, of property or stock of the employing entity. The Corporation may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.    No Special Employment Rights.

     Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Corporation or interfere in any way with the right of the Corporation at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.   Other Employee Benefits.

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.specifically determined by the Board of Directors.

19.   Amendment of the Plan.

     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the stockholders of the Corporation is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board of Directors may not effect such modification or amendment without such approval.

     (b) The modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify
(i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under
Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20.    Withholding.

     (a) The Corporation shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Corporation, which may be withheld by the Corporation in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the

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Corporation  to withhold shares  of Common  Stock  otherwise  issuable  pursuant to the exercise of an option or (ii) by delivering to the Corporation shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Corporation if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Corporation, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Corporation's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Corporation at the time of such disposition.

     (c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21.   Cancellation and New Grant of Options, Etc.

     The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares and having an option exercise price per share which

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may be  lower or higher  than the  exercise  price  per share of  the  cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.    Effective Date and Duration of the Plan.

     (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 21) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Corporation to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Corporation to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the earlier of (i) the close of business on the


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day  next preceding  the tenth  anniversary  of  the date of its adoption by the
Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.    Governing Law.

       The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Maryland.

       Adopted by the Board of Directors on December 6, 1996.